SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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Information Statement Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed Information Statement provides important information regarding new managers that have been appointed to one or more of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements with the new managers, which were selected by Strategic Advisers LLC, which is the adviser to the Strategic Advisers Funds and provides discretionary investment management services to the Fidelity managed account program. These changes may provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. You may not hold all of the funds discussed in this document. No other action is required by you.

* You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

This Page is Intentionally Left Blank

IMPORTANT NOTICE REGARDING THE

AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® ALTERNATIVES FUND

STRATEGIC ADVISERS® INTERNATIONAL FUND

STRATEGIC ADVISERS® LARGE CAP FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

 BOSTON, MASSACHUSETTS 02210

1-800-544-3455

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust) to the shareholders of Strategic Advisers® Alternatives Fund, Strategic Advisers® International Fund, and Strategic Advisers® Large Cap Fund (each, a Fund and collectively, the Funds), each a series of the Trust. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about May 7, 2024, to shareholders of record as of April 8, 2024. This Information Statement is intended to inform you that one or more new sub-advisers have been appointed to your fund(s). No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on March 7, 2024, of the following new sub-advisory and sub-subadvisory arrangements:

Fund	Sub-Adviser or Sub-Subadviser
Strategic Advisers® Alternatives Fund (Alternatives Fund)	Capital Fund Management S.A. (CFM or New Sub-Adviser)
Strategic Advisers® International Fund (International Fund)	T. Rowe Price International Ltd. (TRPIL or New Sub-Subadviser)
Strategic Advisers® Large Cap Fund (Large Cap Fund)	Pacific Investment Management Company LLC (PIMCO or New Sub-Adviser)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint CFM as an additional sub-adviser for Alternatives Fund, TRPIL as an additional sub-subadviser for International Fund for a previously approved strategy (the Existing Strategy) for existing sub-adviser T. Rowe Price Associates, Inc. (T. Rowe Price), and PIMCO as an additional sub-adviser for Large Cap Fund, and to discuss the terms of each new sub-advisory agreement with CFM and PIMCO (each a Sub-Advisory Agreement and collectively, the Sub-Advisory Agreements)

and the new sub-subadvisory agreement (the Sub-Subadvisory Agreement; and together with the Sub-Advisory Agreements, the Agreements) with TRPIL. This is a joint Information Statement for multiple series of the Trust. You may not own shares of all Funds included in this Information Statement. Shares of the Funds are offered exclusively to certain clients of Strategic Advisers or its affiliates and are not available for sale to the general public.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers and the Trust by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each of CFM, TRPIL and PIMCO as an additional sub-adviser or sub-subadviser to each applicable Fund and approved each Agreement at a meeting on March 7, 2024. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each of CFM, TRPIL and PIMCO under the terms of the applicable Agreement was in the best interest of each applicable Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of each Fund in accordance with its respective investment objective, policies and limitations pursuant to a management contract (each, a Management Contract and collectively, the Management Contracts) for each Fund. The date of each Management Contract, and the date that each Management Contract was approved by the initial sole shareholder, is provided below.

Fund	Date of Contract	Initial Sole Shareholder Approval
Alternatives Fund	June 2, 2022	July 11, 2022
International Fund	October 1, 2018(1)	August 20, 2010
Large Cap Fund	June 3, 2020	November 11, 2020

(1)    Amended and Restated date of Management Contract.

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The Management Contracts were most recently renewed by the Board, including a majority of the Independent Trustees, on September 6, 2023. Strategic Advisers is authorized, in its discretion, to allocate each Fund’s assets pursuant to its investment strategy. In addition, Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining each Fund’s records; maintaining the registration and qualification of each Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee). For each Fund, the Management Fee is calculated by adding the annual rate of 0.25% of the Fund’s average daily net assets throughout the month and the total fees payable monthly to the Fund’s sub-advisers, if any, pursuant to the applicable investment sub-advisory agreement(s). Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive a portion of each Fund’s Management Fee in an amount equal to 0.25% of the average daily net assets of the Fund through September 30, 2026. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of a Fund will not exceed the rate shown in the table below for such Fund.

Fund	Maximum Aggregate Annual Management Fee Rate
Alternatives Fund	2.00%
International Fund	1.00%
Large Cap Fund	0.65%

Strategic Advisers may not discontinue or modify a management fee waiver prior to its expiration date without the approval of the Board. Neither Strategic Advisers nor any of its affiliates retain the ability to be repaid with respect to this arrangement. The addition of each of CFM, TRPIL, and PIMCO will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver arrangement discussed above, for each applicable Fund.

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In addition to CFM, TRPIL, and PIMCO, the following serve as sub-advisers or sub-subadvisers to the Funds:

Fund	Existing Sub-Advisers and Sub-Subadvisers
Alternatives Fund

Fidelity Diversifying Solutions LLC (FDS), FMR Investment Management (UK) Limited (FMR UK), Fidelity Management & Research (Hong Kong) Limited (FMR H.K.), Fidelity Management & Research (Japan) Limited (FMR Japan), and PIMCO

International Fund

Arrowstreet Capital, Limited Partnership, Causeway Capital Management LLC, FIL Investment Advisors (FIA), FIL Investment Advisors (UK) Limited, FIAM LLC (FIAM), FMR UK, FMR H.K., FMR Japan, Geode Capital Management, LLC (Geode), Massachusetts Financial Services Company, T. Rowe Price, Thompson, Siegel & Walmsley LLC, Wellington Management Company LLP, and William Blair Investment Management, LLC

Large Cap Fund

AllianceBernstein L.P., Aristotle Capital Management (Aristotle Capital), LLC(1), Brandywine Global Investment Management, LLC, ClariVest Asset Management LLC (ClariVest)(1), D.E. Shaw Investment Management, L.L.C., FIAM, FMR UK, FMR H.K., FMR Japan, Geode, J.P. Morgan Investment Management Inc., Loomis, Sayles & Company, L.P., LSV Asset Management, Neuberger Berman Investment Advisers LLC, PineBridge Investments LLC, Principal Global Investors, LLC, T. Rowe Price, and Wellington Management Company LLP

(1)	Effective May 10, 2024, Aristotle Capital and ClariVest will no longer serve as sub-advisers for Large Cap Fund.

FDS, FIAM, FMR UK, FMR H.K., and FMR Japan are affiliates of Strategic Advisers.

The following tables show Management Fees paid by each Fund to Strategic Advisers and sub-advisory fees paid by Strategic Advisers, on behalf of each Fund, to each Fund’s sub-advisers during the fiscal period ended May 31, 2023 for Alternatives Fund and Large Cap Fund, and during the fiscal period ended February 29, 2024 for International Fund.

Fund	Management Fees Paid to Strategic Advisers(1)	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund(1)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s)	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Adviser(s) as a % of Average Net Assets of the Fund
Alternatives Fund(2)	$848,686	0.05%(3)	$633,615(4)	0.07%(4,5)
International Fund	$25,120,634	0.16%	$24,997,053(6)	0.15%(6)
Large Cap Fund	$91,244,355	0.18%	$84,739,817(7)	0.17%(7)

(1)	After waivers reducing management fees in the amount of $4,042,784 for Alternatives Fund, $41,216,059 for International Fund, and $128,076,977 for Large Cap Fund.
(2)	Fund commenced operations on July 12, 2022.
(3)	Annualized.
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(4)	Excludes sub-advisory fees paid to FDS.
(5)	Annualized based on date sub-adviser(s) began managing a portion of the fund’s assets.
(6)	Excludes sub-advisory fees paid to FIAM. No sub-advisory fees were paid to FIA or Geode for the fiscal period ended February 29, 2024.
(7)	Excludes sub-advisory fees paid to FIAM. No sub-advisory fees were paid to Geode for the fiscal period ended May 31, 2023.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to FDS	Sub-Advisory Fees Paid by Strategic Advisers to FDS as a % of Average Net Assets of the Fund
Alternatives Fund(1)	$217,579	0.01%(2)

(1)	Fund commenced operations on July 12, 2022.
(2)	Annualized.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to FIAM	Sub-Advisory Fees Paid by Strategic Advisers to FIAM as a % of Average Net Assets of the Fund
International Fund(1)	$312,928	0.01%(2)
Large Cap Fund	$7,351,005	0.01%

(1)	FIAM began managing a portion of the fund’s assets on November 20, 2023 (inception date).
(2)	Annualized from inception date.

Expense estimates, which are accrued in the period to which they relate and adjusted when actual amounts are known, will cause differences between the amount of the management fees paid by the Fund to Strategic Advisers and the aggregate amount of the sub-advisory fees paid by Strategic Advisers, on behalf of the Fund, to the sub-adviser(s).

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISERS AND

NEW SUB-SUBADVISER

On March 7, 2024, pursuant to the “managers of managers” arrangement, the Board approved separate agreements with each of CFM, TRPIL and PIMCO on behalf of each applicable Fund. Pursuant to the Sub-Advisory Agreements, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of the applicable Fund allocated

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to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments. Pursuant to the Sub-Subadvisory Agreement, TRPIL has day-to-day responsibility for choosing investments for the portion of assets of International Fund allocated to TRPIL by T. Rowe Price for the Existing Strategy (the Allocated Assets).

Pursuant to each Agreement, each of CFM, TRPIL and PIMCO provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, the respective Fund, the Board, or Strategic Advisers (or T. Rowe Price in the case of the Sub-Subadvisory Agreement) may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. The New Sub-Subadviser will vote International Fund’s proxies for the Allocated Assets in accordance with the New Sub-Subadviser’s proxy voting policies, which are the same policies as approved by the Board for T. Rowe Price. Strategic Advisers has granted CFM and PIMCO, and T. Rowe Price has granted TRPIL, authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the respective Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of Alternatives Fund or Large Cap Fund, as applicable, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by that Fund. T. Rowe Price, and not International Fund, pays the fees due to TRPIL under the terms of the Sub-Subadvisory Agreement.

Each Agreement may be terminated on sixty days’ written notice to CFM, TRPIL or PIMCO, as applicable: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund. Each Sub-Advisory Agreement is terminable, without penalty, by Strategic Advisers upon sixty days’ written notice to the applicable New Sub-Adviser, and by such New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. The Sub-Subadvisory Agreement is terminable, without penalty, by T. Rowe Price upon 60 days’ written notice to TRPIL, and by TRPIL, upon 60 days’ written notice to T. Rowe Price and International Fund. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to the applicable Fund. The Sub-Subadvisory Agreement will also terminate in the event of the termination of the sub-advisory agreement with T. Rowe Price for International Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT CFM

CFM’s main office is located at 23, Rue de l’Université 75007 Paris, France. CFM is not affiliated with Strategic Advisers.

Investment Process

The strategy assumes that the performance of assets is determined by broad market forces including, Momentum, Reversion, Carry, and Macro & Sentiment, whose relative effect on asset

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prices can fluctuate over time. Momentum strategies seek to extract returns from following trends in the market. Reversion strategies seek to extract returns from detecting over-extended trends in the market, e.g. by comparing prices to fundamental valuations. Carry strategies seek to extract returns from being long in high-yielding assets and short in low-yielding assets. Macro & Sentiment strategies seek to extract returns by following trends on macro-economic and market sentiment indicators.

The strategy employs a systematic investment process which seeks to generate, weigh and aggregate signals based on these forces to build a diversified investment portfolio. The strategy includes an integrated risk management system which seeks to monitor the risk of the portfolio on an ongoing basis. The risk of the individual trading strategies is adjusted on the basis of volatility forecasts in order to target a stable portfolio risk over the medium-term. In addition, there is an overlay of “defensive” strategies to help manage the tail risk of the strategy.

Directors and Officers

The following are the directors, executive officers, and control persons of CFM. Unless otherwise noted, the address of each is 23, Rue de l’Université 75007 Paris, France.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Jean-Philippe M. Bouchaud	Chairman and Chief Scientist
Philippe B. Jordan	Director and President of CFMI Inc.
Laurent M. Laloux	Director and Chief Product Officer
Marc Potters	Director and Chief Investment Officer
Jacques C. Saulière	Director and Chief Executive Officer
Martin W. Tornqvist	Chief Compliance Officer
CONTROL PERSONS
Name	Relationship
Jean-Philippe M. Bouchaud	Chairman and Chief Scientist
Philippe B. Jordan	Director and President of CFMI Inc.
Laurent M. Laloux	Director and Chief Product Officer
Marc Potters	Director and Chief Investment Officer
Jacques C. Saulière	Director and Chief Executive Officer
Martin W. Tornqvist	Chief Compliance Officer

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of CFM.

CFM also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that may be allocated to CFM pursuant to the Sub-Advisory Agreement:

Fund	Assets Under Management as of March 1, 2024
K2 Alternative Strategies Fund	$62,000,000
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INFORMATION ABOUT TRPIL

TRPIL shall act as investment sub-subadviser to International Fund with respect to the Allocated Assets for the Existing Strategy. The information below relates to the addition of TRPIL as a new sub-subadviser to the Fund.

TRPIL’s main office is located at Warwick Court, 5 Paternoster Square, London EC4M 7DX.

Investment Process

The portion of the International Fund managed by T. Rowe Price and TRPIL (the “Sleeve”) expects to invest significantly outside the U.S. and to diversify broadly among developed markets and, to a lesser extent, emerging market countries throughout the world. The Sleeve normally invests at least 80% of its net assets (including any borrowings for investment purposes) in non-U.S. stocks and at least 65% of its net assets in stocks of large-cap companies. For purposes of determining whether the Sleeve invests at least 80% of its net assets in non-U.S. stocks, the Sleeve relies on the country assigned to a security by MSCI Inc. or another unaffiliated data provider. The Sleeve may at times invest significantly in certain sectors, such as the financials sector. The Sleeve takes a core approach to investing, which provides some exposure to both growth and value styles of investing. The Sleeve relies on a global research team to search for particularly promising stocks. The Sleeve will select securities that it believes have the most favorable combination of company fundamentals and valuation.

Directors and Officers

The following are the directors, executive officers, and control persons of TRPIL. Unless otherwise noted, the address of each director and officer of TRPIL is Warwick Court, 5 Paternoster Square, London EC4M 7DX.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Emma Beal	Director and Assistant Secretary
Arif Husain	Director
Louise Johnson	Chief Compliance Officer
Scott Eric Keller	Chair of the Board, Chief Executive Officer, and Director
David Oestreicher	Secretary
Denise Thomas	Director
Justin Thomson	Director
CONTROL PERSONS
T. Rowe Price Group, Inc.	Owns 100% of the stock of T. Rowe Price, which in turn owns 100% of TRPIL.

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of TRPIL.

T. Rowe Price also acts as investment adviser or sub-adviser to other registered investment companies (or portions thereof) set forth below, which have investment objectives that are similar

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to the portion of the Fund that is allocated to T. Rowe Price for the Existing Strategy, and may be allocated to TRPIL pursuant to the Sub-Subadvisory Agreement:

Fund	Assets Under Management as of December 31, 2023
T. Rowe Price Overseas Stock Fund	$23,732,900
MassMutual Select Funds - MassMutual Select T. Rowe Price International Equity Fund	$461,600,000
Season Series Trust - SA Multi-Managed International Equity Portfolio	$98,500,000

INFORMATION ABOUT PIMCO

PIMCO’s main office is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO is not affiliated with Strategic Advisers.

Investment Process

The strategy combines passive S&P 500 Index exposure through equity futures or total return swaps with an active bond management strategy, aiming to deliver excess returns above the S&P 500 Index by outperforming the money-market cost associated with the equity exposure.

The strategy uses equity futures and total return swaps, leveraging these instruments for their capital efficiency in replicating equity index exposure. This approach frees up a significant portion of capital, allowing it to be allocated towards a high-quality, flexible bond portfolio. In the bond portfolio, the strategy seeks to benefit from a large and reliable opportunity set in fixed income markets to outperform the money market cost associated with the equity exposure.

Directors and Officers

The following are the directors, executive officers, and control persons of PIMCO as of February, 2024. Unless otherwise noted, the address of each is 650 Newport Center Drive, Newport Beach, California 92660.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Daniel J. Ivascyn	Managing Director, Executive Committee, and Group Chief Investment Officer
Mark R. Kiesel	Managing Director, Chief Investment Officer (Global Credit)
Andrew T. Balls	Managing Director, Chief Investment Officer (Global)
Allianz Asset Management of America LLC	Member (Majority Shareholder of PIMCO)
Kimberley G. Korinke	Managing Director, Executive Committee Member
Emmanuel N. Roman	Managing Director, Executive Committee Member, and Chief Executive Officer
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DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
Thibault C. Stracke	Managing Director, President, and Executive Committee
John J. Kirkowski	Managing Director, Chief Financial Officer
Peter G. Strelow	Managing Director, Co-Chief Operating Officer
Robin C. Shanahan	Managing Director, Co-Chief Operating Officer
Candice S. Whitten	Managing Director, Executive Committee
Gregory W. Hall	Managing Director, Executive Committee
Nadia Zakir	Managing Director, Global Head of Compliance and Chief Compliance Officer
Qi Wang	Managing Director, Chief Investment Officer (Portfolio Implementation)
Jason R. Steiner	Managing Director, Executive Committee
Mangala Ananthanarayanan	Managing Director, Executive Committee
Marc P. Seidner	Managing Director, Chief Investment Officer (Non-Traditional Strategies)
Mohit Mittal	Managing Director, Chief Investment Officer (Core Strategies)
Alfred T. Murata	Managing Director, Executive Committee
Alejandro E. Kersman	Managing Director, Executive Committee
Greg E. Sharenow	Managing Director, Executive Committee
Jing Yang	Managing Director, Executive Committee
Sung-Hee Suh	Managing Director, Global General Counsel
CONTROL PERSONS
Name	Relationship
Allianz of America, Inc.	Indirect Owner of PIMCO (Majority Shareholder of Allianz Asset Management of America LLC)
Allianz Europe B.V.	Indirect Owner of PIMCO (Majority Shareholder of Allianz of America, Inc.)
Allianz SE	Indirect Owner of PIMCO (Majority Shareholder of Allianz Europe B.V.)

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of PIMCO.

PIMCO also acts as investment adviser or sub-adviser to other registered investment company (or portions thereof) set forth below, which have investment objectives that are similar to the portion of the Fund that is allocated to PIMCO pursuant to the Sub-Advisory Agreement:

Fund	Assets Under Management as of December 31, 2023
PIMCO StocksPLUS® Absolute Return Fund	$1,837,156,204
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MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Company LLC, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with International Fund through the fiscal period ended February 29, 2024, and with Large Cap Fund for the fiscal period ended May 31, 2023. During the fiscal period ended May 31, 2023, Alternatives Fund paid no brokerage commissions to affiliated brokers.

Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
International Fund	Fidelity Capital Markets (FCM)	FMR LLC (FMR) / Strategic Advisers LLC (Strategic Advisers)	FIAM LLC (FIAM)	$28	0.00%(1)
	FCM	FMR / Strategic Advisers	Massachusetts Financial Services Company (MFS)	$7	0.00%(1)
	Kezar Trading LLC (Kezar Trading)(2)	FMR / Strategic Advisers	MFS	$42	0.00%(1)
	FCM	FMR / Strategic Advisers	Strategic Advisers	$0	0.00%
	Kezar Trading	FMR / Strategic Advisers	Strategic Advisers	$0	0.00%
	Kezar Trading	FMR / Strategic Advisers	T. Rowe Price Associates, Inc. (T. Rowe Price)	$2	0.00%(1)
	Kezar Trading	FMR / Strategic Advisers	Thompson, Siegel & Walmsley LLC	$54	0.00%(1)
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Fund	Broker	Affiliated With	Transaction Initiated By	Commissions	Percentage of Aggregate Brokerage Commissions
Large Cap Fund	FCM	FMR / Strategic Advisers	AllianceBernstein L.P. (AllianceBernstein)	$565	0.01%
	Kezar Trading	FMR / Strategic Advisers	AllianceBernstein	$293	0.00%(1)
	Kezar Trading	FMR / Strategic Advisers	Brandywine Global Investment Management, LLC	$44	0.00%(1)
	FCM	FMR / Strategic Advisers	FIAM	$16,579	0.17%
	Kezar Trading	FMR / Strategic Advisers	FIAM	$3,109	0.02%
	Kezar Trading	FMR / Strategic Advisers	J.P. Morgan Investment Management Inc.	$6,561	0.06%
	Kezar Trading	FMR / Strategic Advisers	Principal Global Investors, LLC	$30	0.00%(1)
	FCM	FMR / Strategic Advisers	Strategic Advisers	$6,131	0.06%
	Kezar Trading	FMR / Strategic Advisers	Strategic Advisers	$1,301	0.01%
	Kezar Trading	FMR / Strategic Advisers	T. Rowe Price	$8,149	0.08%
	Kezar Trading	FMR / Strategic Advisers	Wellington Management Company LLP	$2	0.00%(1)

(1)	The amount shown rounds to less than 0.01%.
(2)	Formerly Luminex Trading & Analytics LLC

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of March 31, 2024:

Fund	Shares Outstanding
Alternatives Fund	206,921,076
International Fund	1,659,987,932
Large Cap Fund	4,801,617,116
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As of March 31, 2024, the Trustees, Members of the Advisory Board (if any), and officers of each Fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each Fund.

To the knowledge of the Trust, no shareholder had substantial (5% or more) record and/or beneficial ownership with respect to each Fund as of March 31, 2024.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 or write to Fidelity Distributors Company LLC at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company LLC, 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

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APPENDIX A

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Strategic Advisers Alternatives Fund

In March 2024, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), Capital Fund Management S.A. (CFM or New Sub-Advisor), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund.

The Board also took into consideration additional information regarding the new investment mandates provided by Strategic Advisers and the New Sub-Adviser.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Adviser’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process, and its investment in business continuity planning.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of the New Sub-Adviser and its portfolio managers in managing accounts under similar investment mandates.

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Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to the New Sub-Adviser. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Adviser.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee. The Board considered that after allocating assets to CFM, while the fund’s management fee is expected to increase, the fund’s total net expenses are expected to decrease. The Board also noted that both the fund’s projected total management fee and the fund’s projected total net expenses are expected to continue to rank below the competitive peer group median reported in the June 2023 management contract renewal materials for the fund.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the New Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the sub-adviser as assets allocated to the sub-adviser grow.

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Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers International Fund

In March 2024, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-subadvisory agreement between T. Rowe Price Associates, Inc. (TRPA) and T. Rowe Price International Limited (T. Rowe International or the New Sub-Subadviser) with respect to the fund (the New Sub-Subadvisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Subadvisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Subadvisory Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the New Sub-Subadvisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund.

The Board also considered that it reviewed this information regarding TRPA in connection with its annual renewal of the fund’s management contract, sub-advisory agreements and sub-subadvisory agreements at its September 2023 meeting.

The Board noted its familiarity with the nature, extent and quality of services provided by the New Sub-Subadviser to another Strategic Advisers fund with a different investment mandate, and that many of the same support staff, including compliance personnel, that currently provide services to the other Strategic Advisers fund will also provide services to the fund.

Investment Performance. The Board did not consider performance to be a material factor in its decision to approve the New Sub-Subadvisory Agreement because the approval will not result in any changes to: (i) the fund’s investment processes or strategies; or (ii) the persons primarily responsible for the day-to-day management of the fund (except that a portfolio manager will be added from T. Rowe International).

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Subadvisory Agreement should benefit or continue to benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board noted that the New Sub-Subadvisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee.

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The Board considered that TRPA, and not the fund, will compensate the New Sub-Subadviser under the terms of the New Sub-Subadvisory Agreement, and that the fund and Strategic Advisers are not responsible for any such fees or expenses. The Board also considered that the New Sub-Subadvisory Agreement will not result in any changes to the fees paid under the sub-advisory agreement among Strategic Advisers, TRPA, and the Trust on behalf of the fund.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the New Sub-Subadvisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Subadvisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Subadvisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that it did not consider the possible realization of economies of scale to be a significant factor in its decision to approve the New Sub-Subadvisory Agreement because the fund will not bear any additional management fees or expenses under the New Sub-Subadvisory Agreement.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Subadvisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the New Sub-Subadvisory Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the New Sub-Subadvisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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Strategic Advisers Large Cap Fund

In March 2024, the Board of Trustees, including the Independent Trustees (together, the Board) voted to approve a new sub-advisory agreement among Strategic Advisers LLC (Strategic Advisers), Pacific Investment Management Company LLC (PIMCO or New Sub-Adviser), and Fidelity Rutland Square Trust II (Trust) on behalf of the fund (New Sub-Advisory Agreement). The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information.

In considering whether to approve the New Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. The Board’s decision to approve the New Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board considered the backgrounds of the investment personnel that will provide services to the fund, the fund’s investment objective, strategies and related investment philosophy, the current sub-adviser line-up, and the structure of the investment personnel compensation programs and whether such structure provides appropriate incentives to act in the best interests of the fund.

The Board noted its familiarity with the nature, extent and quality of services provided by the New Sub-Adviser to other Strategic Advisers funds with different investment mandates, and that many of the same support staff, including compliance personnel, that currently provide services to the other Strategic Advisers funds will also provide services to the fund. The Board also took into consideration additional information regarding the investment mandates provided by Strategic Advisers and the New Sub-Adviser.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of the New Sub-Adviser’s investment staff, use of technology, and approach to managing and compensating investment personnel. The Board noted that the New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in its deliberations, the Board considered the New Sub-Adviser’s trading capabilities and resources and compliance infrastructure, which are integral parts of the investment management process, and its investment in business continuity planning.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by the New Sub-Adviser under the New Sub-Advisory Agreement; and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board considered the historical investment performance of PIMCO and its portfolio managers in managing accounts under a similar investment mandate.

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Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the New Sub-Advisory Agreement should benefit or continue to benefit the fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. The Board considered the amount and nature of the fees to be paid by the fund to Strategic Advisers and by Strategic Advisers to the New Sub-Adviser. The Board also considered the projected change in the fund’s management fee and total operating expenses, if any, as a result of hiring the New Sub-Adviser.

The Board noted that the New Sub-Advisory Agreement will not result in changes to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its portion of the fund’s management fee.

The Board considered that after allocating assets to PIMCO, the fund’s management fee and total net expenses are each expected to increase, but each is expected to continue to rank below the competitive peer group median reported in the June 2023 management contract renewal materials for the fund.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Costs of the Services and Profitability. Because the New Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the New Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, as well as information regarding potential fall-out benefits accruing to each sub-adviser, if any, as a result of its relationship with the fund, during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board considered Strategic Advisers’ representation that it does not anticipate that the approval of the New Sub-Advisory Agreement will have a significant impact on the profitability of, or potential fall-out benefits to, Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s management contract, sub-advisory agreements, and sub-subadvisory agreements. The Board noted that the New Sub-Advisory Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to the sub-adviser as assets allocated to the sub-adviser grow.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board concluded that the New Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and

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that the New Sub-Advisory Agreement is in the best interests of the fund and its shareholders and should be approved. In addition, the Board concluded that the approval of the New Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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